Trigen Energy Corporation Incentive Stock Option Agreement

This Agreement, made as of this 28th day of July, 1998 (the "Date of Grant") by and between Trigen Energy Corporation ("Trigen") and Martine S. Stone (the "Optionee").

WITNESSETH:

WHEREAS, the Optionee is now employed by Trigen or a subsidiary or parent in a key capacity and Trigen desires to provide the Optionee with the opportunity to acquire or enlarge his or her stock ownership in Trigen so that the Optionee may have a more direct proprietary interest in Trigen's success;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, Trigen and Optionee agree as follows:

1. Grant of Incentive Stock Option. Pursuant to the provisions of Trigen's Stock Incentive Plan (the "Plan") Trigen hereby grants to the Optionee, subject to the terms and conditions of the Plan and herein set forth, the Incentive Stock Option to purchase from Trigen all or any part of 5,500 shares of common stock of Trigen par value $0.01 per share ("Common Stock") at the purchase price of $11.875 per share (the "Option"), such Option to be exercised as hereinafter provided. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire on the tenth anniversary of the Date of Grant (the "Expiration Date").

(b) Exercise of Option.  The Option shall become exercisable as follows:

(i) twenty percent (20%) of the shares optioned hereunder may be first exercised on or after the later of the Date of Grant or the Optionee's first anniversary of his/her date of hire provided Optionee is an employee of Trigen or a subsidiary or parent on such anniversary date;

(ii) an additional twenty percent (20%) of the shares optioned hereunder may be first exercised on or after the second anniversary of the Date of Grant, provided Optionee is an employee of Trigen or a subsidiary or parent on such anniversary date;

(iii) an additional twenty percent (20%) of the shares optioned hereunder may be first exercised on or after the first anniversary of the Date of Second Vesting, provided Optionee is an employee of Trigen or a Subsidiary or a Parent on such anniversary date;

(iv) an additional twenty percent (20%) of the shares optioned hereunder may be first exercised on or after the second anniversary of the Date of Second Vesting, provided Optionee is an employee of Trigen or a Subsidiary or a Parent on such anniversary date;

(v) the balance of the shares optioned hereunder may be first exercised on or after the third anniversary of the Date of Second Vesting, provided Optionee is an employee of Trigen or a Subsidiary or a Parent on such anniversary date.

In no case may a fraction of a share be purchased. If the foregoing schedule provides for a fractional share, the number of shares which can then be purchased by Optionee shall be reduced to the next lower whole number of shares, and any fractional share shall be carried forward for Optionee's account. Exercise shall be effected by a written notice to Trigen specifying the number of shares to be purchased, accompanied by payment of the purchase price for such shares.

(c) Payment of Purchase Price Upon Exercise. The purchase price may be paid in cash, or a number of shares of Common Stock owned by the Optionee for at least six months having a fair market value (as of the date of exercise) equal to the price to be paid upon the exercise of the Option, or any combination thereof.

(d) Exercise Upon Death or Termination of Employment.

(i) If the Optionee shall cease to be employed by the Company for any reason other than (A) death or (B) disability within the meaning of Section 22(e)(3) of the Internal Revenue Code or (C) termination of employment in the manner set forth in 2(d)(ii) below, the Optionee may nevertheless exercise this Option (to the extent it is exercisable on the date Optionee's employment is so terminated) within the three month period following the date of termination of employment. If the Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code or if the Optionee shall die while in the employ of the Company or within three months following termination (except in the case of termination of employment in the manner set forth in 2(d)(ii) below), this Option shall be exercisable (to the extent that the Option is exercisable as of the date of disability or death) within the one-year period following the date of disability or death, by (x) the Optionee or (y) the person to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution (a "Beneficiary").

(ii) If the Committee determines in its absolute discretion that the Optionee ceases of his own volition to be employed by the Company or if the Optionee is discharged by the Company (A) in accordance with the terms of a written employment contract between the Optionee and a Company, or (B) for a violation of any Company policy, rule, or regulation, or (C) for any act or omission which results in the Company failing to satisfy any contract, agreement, law, rule, or regulation related to its business, then this Option shall expire to the extent that it is unexercised at the time of such termination of employment.

Notwithstanding the foregoing provisions, in no event shall this Option be exercisable after the Expiration Date.

(e) Non-Transferability; Binding Effect. This Option shall not be transferable other than by will or the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee, and may be exercisable during the lifetime of the Optionee only by the Optionee.
(f) Adjustments. In the event of a change in the Common Stock by reason of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction, then the Committee may equitably adjust the number or kind of shares subject to the Option and their purchase price. Any adjustment so made shall be final and binding upon the Optionee.
(g) No Rights as a Stockholder. Neither the Optionee nor any Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed pursuant to this Option prior to the date on which such person becomes the record holder thereof.
(h) No Right to Continued Employment. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of a Company to terminate the Optionee's employment at any time.
(i) Compliance with Laws and Regulations. This Option and the obligation of Trigen to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, Trigen may require, as a condition to exercise of the Option, such representations or agreements as Trigen may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

3. Plan. All of the terms, conditions, and definitions set forth in the Plan (including but not limited to the Change in Control provisions) are incorporated and made a part of this Agreement. Copies of the Plan are available for inspection during normal working hours at the Company's offices.

4. Notices. Any notice hereunder to Trigen shall be addressed to its office at One Water Street, White Plains, New York 10601, Attention: Treasurer. Any notice hereunder to Optionee shall be addressed to Martin S. Stone, 11 Holmes Avenue, Hartsdale, NY 10530. Either party may designate another address at any time hereafter in writing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

TRIGEN ENERGY CORPORATION



By:
Carol R. Beerbaum, Vice President
Strategic Planning and Strategic Resources


By:
                    Martin S. Stone               Date


Trigen Energy Corporation     Incentive Stock Option Agreement




Rev. 9/25/98 Page 3


Trigen Energy Corporation     Incentive Stock Option Agreement